A Mass Spectrometry Proteomics-Based Approach to Identify Target Receptors for Novel Extracellular tRNA Synthetase Fragments Purpose: To identify target receptors and determine the biological functions of novel extracellular tRNA synthetase fragments with links to immune modulation Methods: tRNA synthetase fragments were expressed recombinantly, and their binding to various human cell lines was assessed by flow cytometry. Receptor screening was completed in three cell-lines using the ligand-receptor capture technology LRC-TriCEPS followed by mass spectrometry proteomics analysis1,2. Target validation was completed by siRNA knock-down and flow cytometry, and biological function was determined using a FRET-based enzyme-inhibitor assay. Results: Utilizing this workflow, we successfully identified target cell-surface receptors for tRNA synthetase fragments and have gained insight into their previously unknown biological functions. In doing so, we have also created a novel approach which can be applied more broadly to identify receptor targets of extracellular proteins in an endogenous system. Introduction Materials and Methods Overview Acknowledgements AARS-1 and DARS-1 Binding to Human Cells ⍺-V5 AF647 Antibody V5-tagged Synthetase Fragment Unknown Receptor While canonically known for their intracellular role in protein synthesis, full-length and splice or proteolytic variants of tRNA synthetases have been found to exist in the extracellular space where they may play an immunomodulatory role. Full-length Histidyl-tRNA synthetase (HARS) has been established as a molecule present in circulation that modulates T-cell activity, and a HARS variant has been shown to bind to Neuropilin-2 and to inhibit proinflammatory chemokines and cytokines. Alanyl-tRNA Synthetase (AARS) and Aspartyl-tRNA Synthetase (DARS) are also present extracellularly and have links to immune modulation; however, their receptor targets and downstream biological function remain unknown: Auto-antibodies targeting AARS and other synthetases are present in rare anti-synthetase syndromes associated with inflammatory phenotypes such as myositis and interstitial lung disease3. Full-length DARS protein and a DARS fragment are secreted from THP-1 Macrophages when stimulated with LPS (shown to the right). Results Receptor Candidates Identified from 3 Receptor Screens Conclusions and Workflow FACS Cell Binding Assay LRC-TriCEPS Mass Spectrometry Proteomics Receptor Screen Recombinant Expression of AARS and DARS Fragments Plasma Membrane U251 cells Glioblastoma THP-1 cells M0 Macrophage Blythe C. Dillingham1, Jennifer Brasseit2, Björn Hegemann2, Ann L. Menefee1, Justin Rahman1, Zhiwen Xu1, Paul Helbling3, Leslie A. Nangle1, Ryan A. Adams1* 1. aTyr Pharma, 2. CSL Behring, 3. Dualsystems Biotech *Contact: radams@atyrpharma.com A549 cells Lung Adenocarcinoma siRNA knockdown of DARS-1 candidate TIMP-1 validated by flow cytometry: Multiple undisclosed candidate receptors were identified for both AARS-1 and DARS-1 (as indicated by numbers above). Some candidates appear to be cell-type specific, while others were identified across multiple cell-types. The candidates identified indicate potential involvement in multiple biological pathways including TGF-β and IGF signaling, oncology and fibrosis. TIMP-1 protein, a regulator of extracellular matrix (ECM) degradation, was identified as a candidate for DARS-1 and selected for follow-up experiments. DARS-1 candidate TIMP-1: Binding validation and Functional Activity AARS-1 and DARS-1 binding to unknown cell surface proteins on various cell types was tested by flow cytometry. Cells were incubated with 300 nM protein for one hour, followed by a 30-minute incubation with a fluorescently-conjugated ⍺-V5 detection antibody. Binding was quantified as median fluorescent intensity (MFI), and fold changes were calculated relative to ⍺-V5 detection antibody alone. AARS-1 and DARS-1 binding, as well as a V5-tag control, to a panel of primary and immortalized cell-lines was assessed by flow cytometry – data overview shown in table to left. Three cell-lines were selected based on cell binding data for downstream receptor screening experiments – shown in graphs above (mean ± SEM; n=2-3). Frei, Andreas P et al. “Direct identification of ligand-receptor interactions on living cells and tissues.” Nature Biotechnology vol. 30,10 (2012): 997-1001. doi:10.1038/nbt.2354 Sobotzki, Nadine et al. “HATRIC-based identification of receptors for orphan ligands” Nat Commun 9, 1519 (2018). https://doi.org/10.1038/s41467-018-03936-z Witt, Leah J et al. “The Diagnosis and Treatment of Antisynthetase Syndrome.” Clinical Pulmonary Medicine vol. 23,5 (2016): 218-226. doi:10.1097/CPM.0000000000000171 References Extracellular AARS and DARS fragments, AARS-1 and DARS-1, were successfully expressed recombinantly, and their target receptors were identified in endogenous systems using the ligand-receptor capture technology LRC-TriCEPS and mass spectrometry proteomics. The receptors identified provide new insight into the biological activity of extracellular tRNA synthetases. DARS-1 was shown to enhance TIMP-1-mediated inhibition of MMP-1 activity, indicating it may have a regulatory role in extracellular matrix remodeling. AARS-1 17 14 28 38 49 98 198 6 62 52.6 kDa DARS-1 198 17 14 28 38 49 98 6 62 19.4 kDa DARS Full-length DARS fragment V5-tagged extracellular tRNA synthetase fragments AARS-1 and DARS-1 were expressed recombinantly in Expi293 or ExpiCHO cells and purified for downstream in vitro assays. Shown to the left are SDS PAGE (blue) and anti-V5 Western blots (grey) detecting purified AARS-1 and DARS-1 under non-reduced conditions. TriCEPS 3.0 Reagent LRC-TriCEPS Receptor Screen Ligand of interest is coupled to TriCEPS reagent. Upon ligand binding, TriCEPS cross-links to the receptor targets via the hydrazide functional group. Ligand-Receptor complexes are isolated using the azide group for purification. Experiments performed in triplicate; Thresholds for significance: Log10 p-value > 2; Log2 fold change > 2 AARS-1 DARS-1 This project was supported by aTyr Pharma and CSL Behring. In addition to the listed authors, we would like to acknowledge Esther Chong and Lauren Guy from aTyr Pharma for assistance with cloning and receptor screening experiments, respectively. Cytosol Media - - + + LPS kDa 60 50 40 30 20 DARS-1 binding to THP-1 M2 Macrophages is TIMP-1 dependent Determine Biological Function Recombinant expression Test Binding to Human Cells (Flow Cytometry) Receptor Identification in Living Cells (LRC-TriCEPS/Mass Spec Proteomics) Western Blot DARS fragment secreted upon stimulation of THP-1 macrophages with LPS: DARS-1 binding to THP-1 M2 macrophages is dependent on TIMP-1 expression: (mean ± SEM; n=2) TIMP-1 regulates ECM degradation by inhibiting matrix metalloproteinases (MMPs). FRET-based MMP-1 enzyme inhibitor assay: TIMP-1 inhibits MMP-1 (IC50 = 10.2 µM). DARS-1 enhances TIMP-1-mediated inhibition of MMP-1 activity in a dose-dependent manner (shown to the right). DARS-1 enhances TIMP-1-mediated inhibition of MMP-1 Matrix Metalloproteinase-1 Activity (mean ± SEM; n=2) Workflow: 1. Validate binding (e.g. siRNA) 2. Functional assay 1 1 3 2 4 4 15 A549 U251 THP-1 9 2 2 1 A549 U251 THP-1 Fold change: ≥ 20, ≥ 3, < 3 Oncology Innate Immune cells Adaptive Immune cells Exhibit 99.2